Exhibit 10.86

AMENDMENT No. 1

TO UNSECURED SUBORDINATED PROMISSORY NOTES

This Amendment No. 1 (“Amendment”) to each of the following unsecured subordinated promissory notes: the Unsecured Subordinated Promissory Note dated February 25, 2022, the Unsecured Subordinated Promissory Note dated April 29, 2022, the Unsecured Subordinated Promissory Note dated May 17, 2022, the Unsecured Subordinated Promissory Note No. 4 dated June 29, 2022, the Unsecured Subordinated Promissory Note No. 5 dated July 28, 2022, the Unsecured Subordinated Promissory Note dated October 3, 2022 (each a “Note,” and collectively, the ”Notes”), is made and entered into as of October 28, 2022, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and Joseph La Rosa, an individual (“Holder”). Each of the Company and Holder is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Holder entered into the Notes on the dates indicated in the Notes.

WHEREAS, the Company and the Holder desire to amend the Notes to revise their terms.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree to amend each of the Note as follows:

1.	Section 2 of each Note is hereby deleted in its entirety, and in its place the following is inserted:

“2. Maturity. Unless prepaid as provided in Section 3(b), the full Principal Balance and all accrued and unpaid Interest under this Note shall be due and payable on the third (3rd) anniversary of the Issue Date if a Business Day, or if the such date is not a Business Day, on the next succeeding Business Day (the “Maturity Date”). All other amounts due hereunder shall be paid on the Maturity Date. Notwithstanding the foregoing, the entire unpaid Principal Balance of this Note, together with all accrued and unpaid Interest thereon and other amounts due hereunder, shall become immediately due and payable upon an Event of Default.

2.	Section 3 of each Note is hereby revised to include the following subsection 3(c):

“(c) Principal Amortization. The Company shall commence monthly amortization payments to the Holder on the then outstanding Principal Balance and Interest on the last day of the month following the month in which there has first occurred a Liquidity Event (“First Payment Date”), which monthly payments shall continue to be made on the same day each successive month to and including the Maturity Date. So, for example, if the Company consummates its initial public offering on December 24, 2022 (“IPO Date”), the first monthly payment shall be paid to the Holder, by check or wire transfer to his account, on January 24, 2023 (and if any such payment date is not a Business Day, then on the next succeeding Business Day). The amortization of the then outstanding Principal Balance and Interest shall be: (i) determined as of the First Payment Date; and (ii) shall be based on the total number of months remaining from the First Payment Date until the Maturity Date as the “loan term.” So, for example, if the Unsecured Subordinated Promissory Note (Note No. 4 dated June 20, 2022) with an original Principal Balance of $350,000 and Interest at the rate of 2.93% has a Maturity Date of June 29, 2025 is outstanding on the IPO Date, the loan term would be from January 2023 to June 2025 or 30 months, and amortization payments for that loan would be as set forth in Exhibit A hereto (assuming that no payments had been made as of the First Payment Date). If there should occur any situation where the loan does not amortize completely by the Maturity Date, any remaining principal and interest shall be paid on the Maturity Date. Within ten days after a Liquidity Event, the Chief Financial Officer of the Company shall prepare and deliver to the Holder the amortization schedule for each Note. All amortization payments shall be paid from the gross revenues or other operating income of the Company and shall not come from the net proceeds of the IPO.”

3.	Except as set forth above, all of the terms, conditions and provisions of the Notes shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Notes. This Amendment shall be effective on the date set forth above.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Mark Gracy
Signature

Mark Gracy
Print Name

Chief Operating Officer
Title

“HOLDER”
JOSEPH LA ROSA

/s/ Joseph La Rosa
Holder’s Signature

EXHIBIT A

Example of a Monthly Amortization Schedule

Monthly Amortization Schedule

Annual Schedule	Monthly Schedule
	Beginning Balance	Interest	Principal	Ending Balance
1	$350,000.00	$854.58	$11,258.83	$338,741.18
2	$338,741.18	$827.09	$11,286.32	$327,454.87
3	$327.454.87	$799.54	$11 313.87	$316,141.00
4	$316,141.00	$771.91	$11,341.50	$304,799.50
5	$304,799.50	$744.22	$11,369.19	$293,430.32
6	$293,430.32	$716.46	$11,396.95	$282,033.37
7	$282,033.37	$688.63	$11,424.78	$270,608.60
8	$270.608.60	$660.74	$11,452.67	$259,155.93
9	$259,155.93	$632.77	$11,480.64	$247,675.29
10	$247,675.29	$604.74	$11.508.67	$236,166.63
11	$236,166.63	$576.64	$11,536.77	$224,629.86
12	$224,629.86	$548.47	$11,564.94	$213,064.93
		year 1 end
13	$213,064.93	$520.23	$11,593.18	$201,471.76
14	$201,471.76	$491.93	$11,621.48	$189,850.28
15	$189,850.28	$463.55	$11,649 86	$178 200.42
16	$178,200.42	$435.11	$11,678.30	$166,522.13
17	$166,522.13	$406.59	$11.706.82	$154,815.31
18	$154,815.31	$378.01	$11,735.40	$143,079.91
19	$143,079.91	$349.35	$11,764.06	$131,315.86
20	$131,315.86	$320.63	$11,792 78	$119,523.09
21	$119,523.09	$291.84	$11,821.57	$107,701.52
22	$107,701.52	$262.97	$11.850.44	$95,851.08
23	$95,851.08	$234.04	$11,879.37	$83,971.71
24	$83,971.71	$205.03	$11.908.38	$72,063.34
		year 2 end
25	$72,063.34	$175.95	$11,937.46	$60,125.89
26	$60,125.89	$146.81	$11.966.60	$48,159.29
27	$48,159.29	$117.59	$11.995.82	$36,163.47
28	$36,163.47	$88.30	$12,025.11	$24,138.37
29	$24,138.37	$58.94	$12,054.47	$12,083.90
30	$12,083.90	$29.50	$12,083.91	$0.00